Exhibit 99.4

USANA HEALTH SCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of USANA Health Sciences, Inc. (“USANA” or the “Company”) and BabyCare Holdings, Ltd. (“BabyCare”) after giving effect to USANA’s acquisition of BabyCare on August 16, 2010 for $62.7 million (which consisted of $45 million in cash and 400,000 shares of USANA common stock @ $44.29 per share), and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.  BabyCare is an exempted company organized under the laws of the Cayman Islands and the beneficial owner of BabyCare Ltd., which is a limited liability company incorporated in the People’s Republic of China.

The Company also acquired Pet Lane, Inc. (“Pet Lane”), which was the record owner of BabyCare Ltd., in a separate but simultaneous transaction.  Pet Lane has no assets, liabilities, or profit and loss activity.  As such, we have not included the Pet Lane financials in the unaudited pro forma condensed combined financial statements as they would not have had an impact to any period presented below.

The unaudited pro forma condensed combined balance sheet as of July 3, 2010 is presented as if our acquisition of BabyCare had occurred on July 3, 2010.

The unaudited pro forma condensed combined statements of operations for the six months ended July 3, 2010, and year ended January 2, 2010, are presented as if the acquisition of BabyCare had occurred on January 4, 2009 and was carried forward through each of the aforementioned periods presented.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change during the measurement period as we finalize the valuations of the net tangible and intangible assets acquired in connection with our acquisition of BabyCare.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that we would have reported had the acquisition been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of USANA included in the respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

USANA HEALTH SCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of July 3, 2010

(in thousands)

	Historical
	July 3, 2010	June 30, 2010	Pro Forma		Pro Forma
	USANA	BabyCare	Adjustments		Combined
ASSETS
Current assets
Cash and cash equivalents	$28,427	$3,334	$(28,500)	A	$3,261
Inventories	30,789	1,325	—		32,114
Other current assets	11,910	627	—		12,537
Total current assets	71,126	5,286	(28,500)		47,912

Property and equipment, net	56,035	1,576	(61)	D	57,550
Goodwill	5,690	—	10,240	F	15,930
Other assets	10,821	7,942	42,168	C,G	60,931
	$143,672	$14,804	$23,847		$182,323

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$7,121	$353	$—		$7,474
Other current liabilities	36,523	1,864	1,090	E,G	39,477
Line of credit	—	—	16,500	A	16,500
Total current liabilities	43,644	2,217	17,590		63,451

Long-term liabilities	1,470	—	—		1,470

Stockholders’ equity
Common Stock	15	—	1	B	16
Members’ equity	—	12,587	(12,587)	H	—
Additional paid-in capital	20,662	—	17,715	B	38,377
Retained earnings	76,821	—	1,128	G	77,949
Accumulated other comprehensive income	1,060	—	—		1,060
Total equity	98,558	12,587	6,257		117,402
	$143,672	$14,804	$23,847		$182,323

See notes to unaudited pro forma condensed combined financial statements.

USANA HEALTH SCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

For the Six Months Ended July 3, 2010

(in thousands, except per share data)

	Historical
	Six Months Ended
	July 3, 2010	June 30, 2010	Pro Forma		Pro Forma
	USANA	BabyCare	Adjustments		Combined

Net sales	$245,098	$8,036	$—		$253,134

Cost of sales	45,755	1,424	—		47,179

Gross profit	199,343	6,612	—		205,955

Operating expenses:
Associate incentives	111,183	950	—		112,133
Selling, general and administrative	56,607	6,223	2,440	J,K	65,270

Total operating expenses	167,790	7,173	2,440		177,403

Earnings from operations	31,553	(561)	(2,440)		28,552

Other income (expense):
Interest income	34	48	—		82
Interest expense	(26)	—	(227)	I	(253)
Other, net	(256)	(1)	—		(257)

Other income (expense), net	(248)	47	(227)		(428)

Earnings before income taxes	31,305	(514)	(2,667)		28,124

Income taxes	10,894	—	(1,214)	L	9,680

Net earnings (loss)	20,411	(514)	(1,453)		18,444

Earnings per common share
Basic	$1.33				$1.17

Diluted	$1.31				$1.15

Weighted-average common shares outstanding
Basic	15,315		400	B	15,715
Diluted	15,609		455	B,M	16,064

See notes to unaudited pro forma condensed combined financial statements.

USANA HEALTH SCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

For the Year Ended January 2, 2010

(in thousands, except per share data)

	Historical
	Year Ended
	January 2, 2010	December 31, 2009	Pro Forma		Pro Forma
	USANA	BabyCare	Adjustments		Combined

Net sales	$436,940	$14,413	$—		$451,353

Cost of sales	89,803	3,097	—		92,900

Gross profit	347,137	11,316	—		358,453

Operating expenses:
Associate incentives	196,363	—	—		196,363
Selling, general and administrative	99,983	15,571	4,059	J,K	119,613

Total operating expenses	296,346	15,571	4,059		315,976

Earnings from operations	50,791	(4,255)	(4,059)		42,477

Other income (expense):
Interest income	82	329	—		411
Interest expense	(609)	(298)	(454)	I	(1,361)
Other, net	714	687	—		1,401

Other income (expense), net	187	718	(454)		451

Earnings before income taxes	50,978	(3,537)	(4,513)		42,928

Income taxes	17,422	—	(2,820)	L	14,602

Net earnings (loss)	33,556	(3,537)	(1,693)		28,326

Earnings per common share
Basic	$2.19				$1.80

Diluted	$2.17				$1.79

Weighted-average common shares outstanding
Basic	15,340		400	B	15,740
Diluted	15,432		421	B,M	15,853

See notes to unaudited pro forma condensed combined financial statements.

USANA HEALTH SCIENCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.      BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of July 3, 2010, and the unaudited pro forma condensed combined statements of operations for the six months ended July 3, 2010, and for the year ended January 2, 2010, are based on the historical financial statements of USANA Health Sciences, Inc. (“USANA”) and BabyCare Holdings Ltd. (“BabyCare”) after giving effect to USANA’s acquisition of BabyCare on August 16, 2010 for $62.7 million (which consisted of $45 million in cash and 400,000 shares of USANA common stock at $44.29), and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

We account for business combinations pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations. In accordance with ASC 805, we recognize separately from goodwill, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interests in an acquiree, generally at the acquisition date fair value as defined by ASC 820, Fair Value Measurements and Disclosures. Goodwill as of the acquisition date is measured as the excess of consideration transferred, which is also generally measured at fair value, and the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed.

We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the measurement period as we finalize the valuations of the net tangible assets, intangible assets and resultant goodwill. In particular, the final valuations of identifiable intangible and net tangible assets may change significantly from our preliminary estimates. These changes could result in material variances between our future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that we may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with USANA’s historical consolidated financial statements and accompanying notes included in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Accounting Periods Presented

BabyCare’s historical fiscal year ended on December 31 and, for purposes of these unaudited pro forma condensed combined financial statements, its historical results have been aligned to more closely conform to USANA’s January 2 fiscal year end as explained below.

The unaudited pro forma condensed combined balance sheet as of July 3, 2010 is presented as if the acquisition had occurred on July 3, 2010, and due to the slightly different fiscal period ends, combines the historical balance sheet of USANA at July 3, 2010 and the historical balance sheet of BabyCare at June 30, 2010.

The unaudited pro forma condensed combined statements of operations of USANA and BabyCare for the six months ended July 3, 2010 and year ended January 2, 2010 are presented as if the acquisition had taken place on January 4, 2009 (the first day of USANA’s 2009 fiscal year). Due to different fiscal period ends, the pro forma statement of operations for the six months ended July 3, 2010 combines the historical results of USANA for the six months ended July 3, 2010 and the historical results of BabyCare for the six months ended June 30, 2010.

The pro forma statement of operations of USANA and BabyCare for the year ended January 2, 2010, due to different fiscal period ends, combines the historical results of USANA for the year ended January 2, 2010 and the historical results of BabyCare for the year ended December 31, 2009.

USANA HEALTH SCIENCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

Reclassifications

Certain reclassification adjustments have been made to conform BabyCare’s historical amounts to USANA’s presentation.  The adjustments primarily relate to reclassifying term deposits to cash and cash equivalents, reclassifying accounts receivable to prepaid expenses and other current assets, reclassifying rental deposits to other assets, reclassifying restricted cash to other assets, reclassifying amount due from related parties to other assets, and reclassifying a portion of selling expenses to associate incentives.

Preliminary Purchase Price

The estimated purchase price of and purchase price allocation for BabyCare, as presented below, represents our best estimates. These estimates are preliminary as we are still in the process of finalizing the majority of the amounts presented.

The total preliminary purchase price for BabyCare was $62.7 million and was comprised of $45.0 million in cash and $17.7 million in USANA stock (400,000 shares at $44.29).  The Company incurred costs of $1.4 million directly related to the acquisition of BabyCare, which were expensed as incurred.

The total preliminary purchase price for BabyCare was allocated to the preliminary net tangible and intangible assets based upon their preliminary fair values as of August 16, 2010 as set forth below. The excess of the preliminary purchase price over the preliminary net tangible assets and preliminary intangible assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and our estimates and assumptions are subject to change within the measurement period. We expect to continue to obtain information to assist us in determining the fair value of the net assets acquired at the acquisition date during the measurement period. Our preliminary purchase price allocation for BabyCare is as follows:

(in thousands)

Fair value of net assets acquired	$11,476
Goodwill	10,240
Intangible assets	41,000
Total	$62,716

2.      PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS

Pro forma adjustments reflect only those adjustments that are factually determinable.  The unaudited pro forma condensed combined financial statements reflect the effect of the following pro forma adjustments:

(A)      To record the amount of cash paid at closing ($45 million) including the amount drawn on USANA’s line of credit.

(B)        To record the issuance of 400,000 shares of USANA common stock and their fair value as of the acquisition date and the effect on basic and diluted weighted-average common shares outstanding.

(C)        To record the estimated fair value of identifiable intangible assets acquired.

(D)       To record adjustments to state the related assets at fair value.

(E)         To record the value ($1.05 million) of certain related party liabilities with the former owners that existed as of the acquisition date.

(F)         To adjust goodwill as the excess of the purchase price paid over the estimated fair value of the identified net assets acquired.

(G)        To record preliminary tax adjustments related to the acquisition.  The preliminary net increase in current deferred tax assets (contained within Other assets) is primarily attributable to the tax effect of equity awards

USANA HEALTH SCIENCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

issued at closing and transaction costs incurred which were partially offset by deferred tax liabilities associated with intangible assets acquired.

(H)       To remove the historical equity of BabyCare.

(I)            To record interest expense for the amount drawn on USANA’s line of credit to fund cash payment at closing.

(J)           To adjust for the estimated difference in equity compensation expense resulting from equity awards granted as of the acquisition date.  Equity awards were granted to certain BabyCare management and consisted of 395,000 stock-settled stock appreciation rights and 100,000 restricted shares of the Company’s common stock.

(K)       To adjust amortization expense for identifiable intangible assets based on the preliminary allocation of the purchase price and amortized on a straight-line basis over the weighted average useful lives ranging from three to ten years.

(L)         To record the tax benefit related to the pro forma adjustments included in the unaudited pro forma condensed combined financial statements and the tax benefit related to BabyCare’s historical net loss, at a 35% statutory rate.

(M)    To reflect the dilutive effect of the equity awards issued as of the acquisition date.